UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2006

Mattson Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-24838	77-0208119
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

47131 Bayside Parkway
Fremont, California    94538
(Address of principal executive offices including zip code)

(510) 657-5900
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.    Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

       On March 23, 2006, the Audit Committee of the Company's Board of Directors concluded that the previously issued financial statements contained in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 27, 2005, June 26, 2005 and September 25, 2005 should not be relied upon because of errors in those financial statements. The decision was made by the Audit Committee of the Board of Directors, upon the recommendation of management after discovery and analysis of those errors and after advising PricewaterhouseCoopers LLP, the Company's independent registered public accounting firm.

       In connection with the preparation and review of the Company's financial statements for the year ended December 31, 2005, management became aware that the Company's previously reported results for the first, second and third quarters of 2005 contained errors related to its recognition of revenue, assessment of inventory valuation, recording of depreciation and amortization expense for certain assets, and estimation of statutory liability for severance payments earned by certain foreign employees. The following is management's current estimate as to the impact of the errors. For the quarter ended March 27, 2005, net sales were understated by approximately $50,000 and selling, general and administrative expenses were understated by approximately $770,000. For the quarter ended June 26, 2005, net sales were overstated by approximately $120,000 and selling, general and administrative expenses were overstated by approximately $48,000. For the quarter ended September 25, 2005, net sales were overstated by approximately $220,000, cost of sales was understated by approximately $300,000 and selling, general and administrative expenses were understated by approximately $280,000. In the aggregate, these errors are expected to cause previously reported pre-tax income and net income to be overstated by approximately $722,000, $72,000 and $800,000 for the quarters ended March 27, June 26, 2005, and September 25, respectively. Certain of these errors were entries made in the fourth quarter of 2005 which should have been made in an earlier quarter of 2005, so the aggregate impact of the errors on net income for the full year ended December 31, 2005 is less than the sum of the impact on net income for the first three quarters. For the full year ended December 31, 2005, the estimated aggregate effect of the errors was that the pre-tax income and net income preliminarily announced by the Company and set forth in its Current Report on Form 8-K furnished on February 1, 2006 were each overstated by approximately $890,000 or $0.02 per share.

      To correct these errors, the Company intends to restate its financial statements previously reported for the quarters ended March 27, June 26 and September 25, 2005; such restatement will be reflected in the Annual Report on Form 10-K for the year ended December 31, 2005. The effect of the errors on periods in previous years was not material, and therefore the Company does not anticipate that a restatement of annual or quarterly periods prior to 2005 will be required.

      Management is currently finalizing its evaluation of the Company's internal control over financial reporting. Such evaluation will take into account the fact that under PCAOB Auditing Standard No. 2, a restatement is a strong indicator of a material weakness in such internal control.

      The Company has discussed the foregoing with PricewaterhouseCoopers, LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 29, 2006

Mattson Technology, Inc.

By: /s/ Ludger Viefhues

Ludger Viefhues
Executive Vice President and Chief Financial Officer